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                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this Post-Effective Amendment No. 1 to the Registration Statement under the Securities Act of 1933 on Form N-1A ( No. 33-61225) of our report dated December 14, 1995 on our audit of the financial statements and financial highlights of Warburg, Pincus Post-Venture Capital Fund, Inc. We also consent to the reference to our Firm under the captions "Financial Highlights" and "Auditors and Counsel" in the filing.


/s/ Coopers & Lybrand L.L.P.
COOPERS & LYBRAND L.L.P.

2400 Eleven Penn Center
Philadelphia, Pennsylvania
December 26, 1995